EXHIBIT 99.1

ORION S.A.

CONTACT: Christopher Kapsch Vice President of Investor Relations +1 281-318-4413 christopher.kapsch@orioncarbons.com

Orion S.A. Announces Preliminary Third Quarter 2025 Results, Business Update, and Conference Call Information

HOUSTON—October 13, 2025—Orion S.A. (NYSE: OEC), a global specialty chemicals company, today announced a preliminary unaudited financial update for its fiscal third quarter ending September 30, 2025, and the company adjusted its full year 2025 guidance. The company also announced it will release actual third quarter 2025 results after the market closes on Tuesday, Nov. 4, 2025, to be followed by a conference call on Wednesday, Nov. 5, 2025, at 8:30 a.m. (ET). Call dial-in details are provided below.

Key points:

•	Preliminary Q3 2025 adjusted EBITDA, approximately $55 million
•	Revised full year 2025 adjusted EBITDA guidance range: $220-$235 million
•	Intensified focus on free cash flow generation

Orion expects its third quarter 2025 adjusted EBITDA will be around $55 million, pending any late accounting adjustments, and its full year 2025 adjusted EBITDA is now expected to be in the $220-$235 million range. Third quarter results were impacted by lower Western market Rubber volumes, an oil price-driven inventory revaluation, inventory drawdown efforts which affected fixed cost absorption, and adverse Specialty mix.

“Reflecting the continued weakness in Western tire industry manufacturing rates due to elevated imports, we have tactically opted to reduce our production levels, reflecting our intensified focus on free cash flow generation. While beneficial from a cash perspective, these efforts have had an offsetting penalty to our P&L in the form of lower absorption variances, incrementally contributing to the lower third quarter 2025 adjusted EBITDA results and our revised full year outlook,” said Corning Painter, Orion’s Chief Executive Officer. “We continue to believe the evolving global trade paradigm, including U.S. tariff policy, will ultimately be a positive for our business with its inherently more regional footprint, but this has not been the case for 2025.”

Painter continued, “Considering the macroeconomic uncertainty, our strategic focus has shifted to navigating what many executives across the chemical industry expect could be a lower-for-longer industrial manufacturing backdrop. In light of this, our number one priority currently is generating free cash flow for debt reduction. Considering substantial progress on working capital initiatives during the third quarter, and despite the reduced full year adjusted EBITDA expectations, we still expect to generate positive free cash flow this year. Building upon this achievement, we will be introducing additional cost measures to bolster our earnings progression and cash flow generation in 2026.”

ORION S.A.

Note: The expected third quarter financial results conveyed in this release are preliminary and unaudited, have not been reviewed by the Company’s independent registered public accountants, and remain subject to the completion of normal quarter accounting procedures and adjustments, and are therefore subject to change.

Release Date and Conference Call

Orion intends to report third quarter 2025 results after the market’s close on Tuesday, Nov. 4, 2025, to be followed by a conference call on Wednesday, Nov. 5, 2025, at 8:30 a.m. (ET).

The dial-in details for the live conference call follow:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471

A conference call replay may be accessed at the following numbers through Wednesday, Nov. 19, 2025:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13755590

Additionally, an archived webcast of the conference call will be available in the investor section of the company’s website at orioncarbons.com.

About Orion S.A.

Orion S.A. (NYSE: OEC) is a leading global supplier of carbon black, a solid form of carbon produced as powder or pellets. The material is made to customers’ exacting specifications for tires, coatings, ink, batteries, plastics and numerous other specialty, high-performance applications. Carbon black is used to tint, colorize, provide reinforcement, conduct electricity, increase durability, and add UV protection. Orion has innovation centers on three continents and produces carbon black at 15 plants worldwide, offering the most diverse variety of production processes in the industry. The company’s corporate lineage goes back more than 160 years to Germany, where it operates the world’s longest-running carbon black plant. Orion is a leading innovator, applying a deep understanding of customers’ needs to deliver sustainable solutions. For more information, please visit www.orioncarbons.com.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements with respect to our financial condition, results of operations and business. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements concerning our preliminary results for the third quarter of our 2025 fiscal year, our guidance for full year 2025, our anticipated additional cost measures and the anticipated impacts thereof, the evolving trade paradigm including tariffs and the anticipated impacts thereof, our strategies and priorities, and other statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions. Forward-looking statements are typically identified by words such as “anticipate,” “assume,” “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “guidance,” “probably,” “project,” “will,” “seek,” “target,” “to be,” and other words of similar meaning.

ORION S.A.

All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others: the finalization of preliminary numbers including the completion of normal quarter-end accounting procedures; negative or uncertain worldwide economic conditions and developments; the operational risks inherent in chemicals manufacturing, including but not limited to disruptions due to technical difficulties, severe weather conditions or natural disasters; unanticipated impacts of our plans and strategies, including our plans to discontinue production at certain facilities; our dependence on major customers and suppliers; further changes and uncertainty in the geopolitical environment or government policy, including related to tariffs, counter-tariffs and other trade barriers, and the risk that the impacts thereof differ from our expectations; our ability to compete in the industries and markets in which we operate; our ability to successfully develop new products and technologies; our ability to effectively implement our business strategies; the volatility of costs, quality and availability of raw materials and energy; our ability to realize benefits from investments, joint ventures, acquisitions or alliances; our ability to realize benefits from planned plant capacity expansions and planned and current site development projects; any information technology systems failures, network disruptions and breaches of data security; our exposure to political or country risks inherent in doing business globally; rapidly changing geopolitical environment, conflicts, growing tension between U.S. and other countries, and/or any other escalations may impact energy costs, raw material availability or other economic disruptions; our ability to comply with complex environmental, health and safety laws and regulations, and current and any possible future investigations and enforcement actions by governmental, supranational agencies or other organizations; environmental, social and governance matters, including regulations requiring a reduction of greenhouse gas emissions or that impose additional taxes or fees on emissions as well as increased awareness and adverse publicity about potential impacts on climate change by us; developments in regulation of carbon black as a nano-scale material; our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases as well as other accidents; any changes in European Union regulations or similar international regulations on chemical carbon that will affect our ability to market and sell our products; any market or regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy; any litigation or legal proceedings, including product liability, environmental or asbestos related claims; our ability to protect our intellectual property rights and know-how; risks associated with our financial leverage; restrictive effects of the covenants in our debt instruments; any deterioration in our financial position or downgrade of our ratings by credit rating agencies; any fluctuations in foreign currency exchange or interest rates; the availability and efficiency of hedging; any potential impairments or write-offs of certain assets; any required increases in our pension fund or retirement-related contributions; the adequacy of our insurance coverage; any challenges to our decisions and assumptions in assessing and complying with our tax obligations; any changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions; the ability to pay dividends on our common stock at historical rates or at all; the difference between our stockholders’ rights and rights of stockholders of a U.S. corporation; the potential difficulty in obtaining or enforcing judgments or bringing legal actions against Orion S.A. (a Luxembourg incorporated entity) in the U.S. or elsewhere outside Luxembourg; the difference between Luxembourg & European insolvency and bankruptcy laws from U.S. insolvency laws; our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; our ability to recruit or retain key management and personnel; any disruptive changes in international and local economic conditions, dislocations in credit and capital markets and inflation or deflation; and our ability to generate the funds required to service our debt and finance our operations.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors described herein and those detailed under the captions “Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” and “Risk Factors” in our Annual Report in Form 10-K for the year ended December 31, 2024 and in Note Q. Commitments and Contingencies to our audited Consolidated Financial Statements and in Note J. Commitments and Contingencies to our unaudited Consolidated Financial Statements Form 10-Q for the period ended June 30, 2025. It is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information, other than as required by applicable law.

ORION S.A.

Reconciliation of Non-GAAP Financial Measures

We present certain financial measures that are not prepared in accordance with GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies. These non-GAAP measures include, but are not limited to Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow and Net Debt.

We define Adjusted Net Income as Net income, stock-based compensation, and non-recurring items (such as, restructuring expenses, legal settlement gain, etc.). We define Adjusted EBITDA as Income from operations before depreciation and amortization, stock-based compensation, and non-recurring items plus Earnings in affiliated companies, net of tax. We define Adjusted Diluted EPS as Adjusted Net Income divided by Diluted Weighted-average shares outstanding. We define Free Cash Flow as Adjusted EBITDA, Capital expenditures, Cash paid for interest, net, Cash paid for income taxes and Dividends paid to stockholders.

Our operations are managed by senior executives who report to our Chief Executive Officer (“CEO”), the chief operating decision maker (“CODM”). Adjusted EBITDA is used by our chief operating decision maker (“CODM”) to evaluate our operating performance and to make decisions regarding allocation of capital, because it excludes the effects of items that have less bearing on the performance of our underlying core business. We use this measure, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing our business. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization, historic cost and age of assets, financing and capital structures and taxation positions or regimes, we believe that Adjusted EBITDA provides a useful additional basis for evaluating and comparing the current performance of the underlying operations.

We believe our non-GAAP measures are useful measures of financial performance in addition to Net income, Income from operations, diluted EPS and other profitability measures under GAAP, because they facilitate operating performance comparisons from period to period. In addition, we believe these non-GAAP measures aid investors by providing additional insight into our operational performance and help clarify trends affecting our business.

Other companies and analysts may calculate non-GAAP financial measures differently, so making comparisons among companies on this basis should be done carefully. Non-GAAP measures are not performance measures under GAAP and should not be considered in isolation or construed as substitutes for Net sales, Net income, Income from operations, Gross profit and other GAAP measures as an indicator of our operations in accordance with GAAP.

With respect to Adjusted EBITDA and Free Cash Flow outlook for 2025, we are not able to reconcile the forward-looking non-GAAP financial measures to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, significant legal settlements, tax and regulatory reserve changes, restructuring costs and acquisition and financing related impacts.

Contact:

Christopher Kapsch

Orion S.A.

Vice President of Investor Relations

christopher.kapsch@orioncarbons.com

Direct: +1 281-974-0155

William Foreman

Orion S.A.

Director of Corporate Communications and Government Affairs

william.foreman@orioncarbons.com

Direct: +1 832-445-3305

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